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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Cornerstone Realty Income Trust, Inc. of our report dated February 6, 2002 included in the 2001 Annual Report to Shareholders of Cornerstone Realty Income Trust, Inc.

Our audits also included the financial statement schedule of Cornerstone Realty Income Trust, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following Registration Statements and related Prospectuses of Cornerstone Realty Income Trust, Inc. of our reports dated February 6, 2002, with respect to the consolidated financial statements of Cornerstone Realty Income Trust, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2001 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission:

Registration Statement Number                      Description
-----------------------------                      -----------

          333-24871               Form S-8, pertaining to the Company's 1992
                                  Non-Employee Directors Stock Option Plan,
                                  Special Non-Employee Directors Stock Option
                                  Plan and Non-Employee Directors Fees Plan

          333-24875               Form S-8, pertaining to the Company's 1992
                                  Incentive Plan

          333-34441               Form S-3, Shelf Registration Statement,
                                  pertaining to the registration of $200
                                  million of Common Shares, Preferred Shares and Debt Securities

          333-65576               Form S-3, pertaining to the Company's Dividend
                                  Reinvestment and Share Purchase Plan

          333-56024               Form S-4, pertaining to the Company's Exchange
                                  Offer for all outstanding Series A Convertible
                                  Preferred Shares


                                  /s/ Ernst & Young LLP

Richmond, Virginia
March 26, 2002